UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 AUGUST 5, 2005


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

                    0-13368                    37-1103704
           (Commission File Number) (IRS Employer Identification No.)

                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
                         (Registrant's Telephone Number,
                              including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on August 5, 2005, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of June 30, 2005.



Item 9.01.   Financial Statements and Exhibits

(a)  None required
(b)  None required
(c)  Exhibits

     Exhibit 99 - Quarterly shareholder report as of and for the period ending June 30, 2005

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MID-ILLINOIS BANCSHARES, INC.



Dated: August 5, 2005               /s/  William S. Rowland

                                    William S. Rowland
                                    President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
    99          Quarterly shareholder report issued August 5, 2005

                                                                      Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]

The financial performance of First Mid-Illinois Bancshares, Inc. was good during the first six months of 2005 with diluted earnings per share increasing to $1.06 compared to $1.03 per share during the same period in 2004. Net income increased to $4,797,000 for the first half of 2005 compared to $4,752,000 for the first half of 2004. As a result of this performance, the Board of Directors elected to increase the dividend to $.24 per share for the first half of 2005 from $.21 per share for the first half of 2004. All share and per share information for prior periods presented in this report have been adjusted to reflect the three-for-two stock split in the form of a 50% stock dividend completed in July 2004.

One factor in the earnings growth was greater non-interest income. Non-interest income increased to $6,244,000 for the first half of 2005 compared to $5,841,000 for the first half of 2004. As a result of new business underwritten through The Checkley Agency, Inc., insurance commissions were $136,000 greater for the first half of 2005 than for the first six months of 2004. Also, we sold securities that resulted in a gain of $162,000 greater than last year as market opportunities and liquidity factored in the decisions to sell. In addition, increased residential mortgage originations and greater refinance activity as a result of lower long-term interest rates in the first six months of 2005 led to mortgage banking revenues increasing by $75,000 from the first six months of 2004.

Net interest income also increased to $14,297,000 compared to $14,074,000 for the first six months of 2004 despite the current interest rate environment. Currently, the difference between short-term rates and long-term rates is at a historically low level. This has resulted in the Company's year-to-date net interest margin declining to 3.78% on a tax-equivalent basis compared with 3.89% for the first six months of last year as short-term interest rates have increased, leading to greater funding costs. However, we have more than compensated and been able to increase net interest income as a result of growth in loans and deposits. Loan balances on June 30, 2005 were $617 million compared to $576 million on June 30, 2004. Deposit balances increased to $637 million on June 30, 2005 from $631 million on June 30, 2004. Since December 31, 2004, loan balances have increased due to growth in commercial real estate loans, while deposits have declined primarily as a result of the maturity of brokered CDs that were not replaced.

Our provision for loan losses amounted to $337,000 for the first six months of 2005 compared to $375,000 for the same period in 2004. Net charge-offs declined to $271,000 in the first half of 2005 compared to $296,000 for the same period last year. Non-performing loans were $3.7 million on June 30, 2005 compared with $3.1 million on December 31, 2004.

Non-interest expenses increased to $12.8 million for the first six months of 2005 compared to $12.4 million for the same period in 2004 as a result of increased costs incurred with the addition to staff in opening the new Highland banking facility and greater professional fees.

During the quarter, we announced that The Checkley Agency, Inc. would be moving its office location to the corner of Route 16 and Lerna Road in September. Since acquiring the agency in 2002, the business has continued to grow, creating the need for additional office space. We are pleased with the insurance line of business results and continue to explore ways to better serve the financial needs of our customers.

In addition, we announced the engagement of BKD, LLP as our independent registered public accounting firm, replacing KPMG LLP. The audit committee completed an extensive review process and selected BKD as the company's audit firm. We had no accounting disagreements with KPMG LLP.

Also, we celebrated our 140-year anniversary during the quarter and held an open house at the main bank. We had outstanding attendance and I sincerely appreciated your support. We continue to work diligently to retain your confidence.

Thank you for your continued support in First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

August 5, 2005


                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454
                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          JUN 30,        Dec 31,
--------------------------------------------------------------------------------
                                                            2005           2004
Assets
Cash and due from banks                                  $15,778        $19,119
Federal funds sold and other interest-bearing deposits       922          4,435
Investment securities:
 Available-for-sale, at fair value                       148,124        168,821
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,476 and $1,598 at June 30, 2005
  and December 31, 2004, respectively)                     1,432          1,552
Loans                                                    617,390        597,508
Less allowance for loan losses                            (4,687)        (4,621)
--------------------------------------------------------------------------------
  Net loans                                              612,703        592,887
Premises and equipment, net                               15,020         15,227
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     3,059          3,346
Other assets                                              11,612         12,117
--------------------------------------------------------------------------------
  Total assets                                          $817,684       $826,538
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $93,679        $85,524
  Interest bearing                                       543,713        564,716
--------------------------------------------------------------------------------
    Total deposits                                       637,392        650,240
Repurchase agreements with customers                      50,205         59,835
Junior subordinated debentures                            10,310         10,310
Other borrowings                                          43,000         29,900
Other liabilities                                          6,258          7,189
--------------------------------------------------------------------------------
  Total liabilities                                      747,165        757,474
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,622,898 shares
   in 2005 and 5,578,897 shares in 2004)                  22,492         22,316
Additional paid-in capital                                19,122         17,845
Retained earnings                                         57,000         53,113
Deferred compensation                                      2,413          2,260
Accumulated other comprehensive income                        80            623
Treasury stock at cost, 1,203,495 shares in
   2005 and 1,121,546 shares in 2004                     (30,588)       (27,093)
--------------------------------------------------------------------------------
  Total stockholders' equity                              70,519         69,064
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $817,684       $826,538
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the year ended June 30,                                     2005       2004
Interest income:
Interest and fees on loans                                   $18,072    $16,371
Interest on investment securities                              3,123      3,060
Interest on federal funds sold and other                         102         57
--------------------------------------------------------------------------------
    Total interest income                                     21,297     19,488
Interest expense:
Interest on deposits                                           5,151      4,294
Interest on repurchase agreements with customers                 619        134
Interest on subordinated debt                                    293        140
Interest on other borrowings                                     937        846
--------------------------------------------------------------------------------
    Total interest expense                                     7,000      5,414
--------------------------------------------------------------------------------
Net interest income                                           14,297     14,074
Provision for loan losses                                        337        375
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           13,960     13,699
Non-interest income:
Trust revenues                                                 1,208      1,162
Brokerage commissions                                            212        227
Insurance commissions                                            912        776
Service charges                                                2,187      2,317
Securities gains, net                                            254         92
Mortgage banking revenues                                        321        246
Other                                                          1,150      1,021
--------------------------------------------------------------------------------
  Total non-interest income                                    6,244      5,841
Non-interest expense:
Salaries and employee benefits                                 6,880      6,709
Net occupancy and equipment expense                            2,080      2,159
Amortization of intangible assets                                287        323
Other                                                          3,553      3,213
--------------------------------------------------------------------------------
  Total non-interest expense                                  12,800     12,404
--------------------------------------------------------------------------------
Income before income taxes                                     7,404      7,136
Income taxes                                                   2,607      2,384
--------------------------------------------------------------------------------
Net income                                                    $4,797     $4,752
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the year ended June 30,                                     2005       2004
Basic earnings per share                                       $1.08      $1.05
Diluted earnings per share                                     $1.06      $1.03
Book value per share at June 30                               $15.96     $14.63
Market price of stock at June 30                              $40.50     $33.33

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the year ended June 30,                                     2005       2004
Balance at beginning of period                               $69,154    $70,595
Net income                                                     4,797      9,751
Dividends on stock                                            (1,056)    (2,023)
Issuance of stock                                              1,352      2,050
Purchase of treasury stock                                    (3,303)   (10,365)
Deferred compensation adjustment                                 118        104
Changes in accumulated other comprehensive
   income (loss)                                                (543)      (958)
--------------------------------------------------------------------------------
Balance at end of period                                     $70,519    $69,154
================================================================================